AMENDMENT OF LOAN AGREEMENT


      THIS AMENDMENT OF LOAN AGREEMENT is executed this May 28, 2003, by GALAXY NUTRITIONAL FOODS, INC., a Delaware corporation f/k/a GALAXY FOODS COMPANY, a Delaware corporation ("Borrower"), and is consented to by SOUTHTRUST BANK, ("Lender"), and is made with regard to the following matters:

R E C I T A L S:

      A. On or about March 10, 2000, Borrower executed a loan agreement (the "Loan Agreement") in favor of Lender setting forth the terms and conditions upon which the Lender was willing to lend the Borrower the sum of EIGHT MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($8,500,000.00) in order to refinance and retire existing indebtedness of Borrower and to provide the Borrower with financing for the acquisition of new equipment, which loan was evidenced by a Note dated March 10, 2000, in the sum of EIGHT MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($8,500,000.00), which was renewed and increased by a future advance in the sum of $1,500,000.00, as evidenced by that certain Renewal Promissory Note dated September 15, 2000, in the sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) and was secured by a Security Agreement dated March 10, 2000, encumbering certain collateral of the Borrower as referenced in said Security Agreement; and

     B.   Certain terms of the Loan Agreement have previously been amended;
and

      C. Borrower has again requested Lender to amend the terms of the Loan Agreement and Lender is agreeable to such amendment.

     THEREFORE, for and in consideration of TEN AND NO/100 DOLLARS ($10.00) and for other valuable consideration received by the parties, it is hereby agreed as follows:

1. Section 1.02, definition of Funded Debt, is hereby modified such that the definition of Funded Debt shall not include trade payables, trade credit or accrued liabilities incurred in the ordinary course of business.

2. Section 1.02, definition of Interest Rate, is hereby modified to read as follows:

     "means the applicable rate of interest to be borne by the Note (except when the Default Rate is in effect) with respect to the Loan, such rate shall be a floating rate calculated at an annual rate equal to one percent (1.0%) per annum in excess of the SOUTHTRUST BANK Base Rate of Interest in effect from time to time calculated on a daily moving basis upon the principal balance hereof from time to time outstanding, but in no event to exceed the maximum rate allowed by Florida Law, as amended, or as preempted and prescribed from time to time by the Laws of the United States of America or any rule or regulation of any department or agency thereof. The Base Rate of Interest of SOUTHTRUST BANK shall be that rate of interest (but not necessarily the best or lowest rate charged borrowing customers of SOUTHTRUST BANK) described by it as its Base Rate of Interest, whether or not such rate shall be otherwise published, as such rate shall vary from time to time, and each adjustment shall be effective on the day the change occurs."

3. Section 1.02, definition of Note, is hereby modified to read as follows:

     "means that certain Renewal Promissory Note dated May 28, 2003, made by the Borrower to the order of the Bank in the amount of "TEN MILLION ONE HUNDRED THIRTY-ONE THOUSAND NINE HUNDRED EIGHTY-FOUR AND 85/100 DOLLARS ($10,131,984.85)."

4.   Section 2.01, subsection (a), is hereby modified to read as follows:

     "The indebtedness of the Borrower under the Loan shall be evidenced by the Note. Principal and interest shall be repaid as set forth in the Note."

5. Section 8.03, Addresses for Notices, Etc., is hereby modified such that all notices sent to the Bank shall also be sent to the following address:

     SOUTHTRUST BANK
     150 Second Avenue North, Suite 200
     St. Petersburg, Florida 33701
     Facsimile: (727) 898-5319


6. Section 5.01(a) Accounting, Financial Statements, Etc., is hereby amended by deleting therefrom subsections (i), (ii) and (iv) and, in lieu thereof, substituting the following:

           "(i) Within ten (10) days after filing with the Securities and Exchange Commission the following: (i) a copy of Borrower's annual report on Form 10-K; and (ii) a copy of Borrower's quarterly reports on Form 10-Q. Such reports may by furnished by email and will be deemed furnished if they are publicly available and accessible.

          (ii) Intentionally omitted.

          (iv) Intentionally omitted."

7. Section 5.01(j) Tangible Net Worth, is hereby amended to read as follows:

           "(j) Tangible Net Worth. The Borrower must have a minimum Tangible Net Worth equal to at least Eleven Million and No/100 Dollars ($11,000,000.00). Preferred stock shall be excluded for the purposes of calculating Tangible Net Worth."

8. Section 5.01(k) Total Liabilities to Tangible Net Worth, is hereby amended to read as follows:

          "(k) Total Liabilities to Tangible Net Worth, The Borrower shall maintain a ratio of Total Liabilities to Tangible Net Worth of no more than
2.50 to 1.00 as calculated for any rolling four quarter period, which shall be measured quarterly. Preferred stock shall be excluded for the purposes of calculating Tangible Net Worth."

9. Section 5.01(l) Maximum Funded Debt to EBITDA, is hereby amended to read as follows:

           "(l) Maximum Funded Debt to EBITDA The Borrower shall maintain a ratio of maximum Funded Debt to EBITDA of not greater than 3.25 to 1 as of, and to be measured at, March 31, 2004 and the same date of each year thereafter until all of the obligations have been repaid. In the event of a material expansion of the Borrower's manufacturing facilities, Bank agrees to readdress this covenant. Non-cash stock expense/benefit shall be excluded for the purposes of calculating EBITDA."

10. Other than as specifically set forth herein above, the terms and provisions of the Loan Agreement shall remain the same and in full force and effect.

      IN WITNESS WHEREOF, the undersigned parties have executed this document effective the day and year first above written.


                              GALAXY NUTRITIONAL FOODS, INC.,
                              a Delaware corporation


                              By:  /s/ CHRISTOPHER J. NEW
                                   ------------------------------
                                   CHRISTOPHER J. NEW
                                   Chief Executive Officer


                              SOUTHTRUST BANK


                              By:  /s/ Todd H. Banes
                                   ------------------------------
                                   Todd H. Banes, Group Vice President